Exhibit 99.1

Nortech Systems Reports Fourth Quarter Results

MINNEAPOLIS – March 26, 2026 – Nortech Systems Incorporated (Nasdaq: NSYS) (“Nortech” or the “Company”), a leading provider of engineering and manufacturing solutions for complex electromedical and electromechanical products serving the medical imaging, medical device, industrial, and aerospace & defense markets, reported financial results for the fourth quarter ended December 31, 2025.

2025 Q4 Highlights:

●	Net sales of $30.3 million in Q4 2025 vs. $28.6 million in Q4 2024
●	Net income of $897 thousand, or $0.32 per basic share in Q4 2025 vs. $(1,478) thousand, or $(0.54) per basic share in Q4 2024
●	Adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $1.2 million in Q4 2025 vs. ($585) thousand loss in Q4 2024
●	90-day backlog of $27.3 million as of December 31, 2025 vs. $26.5 million as of December 31, 2024
●	Company closes on $17.2 million debt financing

Management Commentary

“Nortech delivered another quarter of meaningful operational and financial progress, marking our third consecutive period of positive operating and EBITDA results reflecting the positive execution of our strategic restructuring initiatives. The continued improvements we are seeing in gross margins, manufacturing efficiency, and world-class quality metrics reflect the disciplined execution of our long-term strategy and the dedication of our global team,” said President & CEO, Jay D. Miller.

“Our growing customer backlog, combined with the successful transfer of key programs to our optimized facilities, is strengthening the foundation for sustained performance improvement. We are especially proud of the AS9100:D certification achieved at our Monterrey facility - a significant milestone that further enhances our competitiveness in aerospace, and other high-reliability markets. With the closure of our new debt financing last week, and our strong North American and Asian footprint, we believe we are well-positioned to support customers pursuing nearshore manufacturing strategies. I am grateful for the hard work of our employees across the globe, and we remain optimistic about the opportunities ahead as we continue to execute our strategy into 2026,” Miller said.

Summary Financial Information

The following table provides summary financial information comparing the fourth quarter 2025 (“Q4 2025”) financial results to the same quarter in 2024 (“Q4 2024”) as well as the year ended December 31, 2025 (“2025”) with the year ended December 31, 2024 (“2024”).

($ in thousands)	Q4 2025	Q4 2024	% Change	2025	2024	% Change
Net sales	$30,313	$28,620	5.9%	$118,365	$128,133	(7.6)%
Gross profit	$5,066	$2,822	79.5%	$18,006	$16,722	7.7%
Operating expenses	$4,165	$4,049	2.9%	$17,031	$16,917	0.7%
Net income (loss)	$897	$(1,478)	160.7%	$(252)	$(1,295)	(80.5)%
EBITDA	$1,203	$(889)	235.3%	$2,263	$1,543	46.7%
Adjusted EBITDA	$1,203	$(585)	305.6%	$2,529	$2,114	19.6%

Conference Call

The Company will hold a live conference call and webcast at 7:30 a.m. central time on Friday, March 27, to discuss the Company’s 2025 fourth quarter results. The call will be hosted by Jay D. Miller, Chief Executive Officer and President and Andrew D. C. LaFrence, Chief Financial Officer and Senior Vice President of Finance. To access the live audio conference call, US participants may call 888-506-0062 and international participants may call 973-528-0011. Participant Access Code: 726639. Participants may also access the call via webcast at: https://www.webcaster5.com/Webcast/Page/2814/53646.

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About Nortech Systems Incorporated

Nortech Systems is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech primarily serves the medical imaging, medical device, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire, cable, and interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has six manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 including without limitation statements regarding future financial results including increased gross margin, our ability to generate positive EBITDA, increased plant utilization and manufacturing efficiency, growth of our backlog, continuing improvement of quality metrics, success in moving production from on facility to another Company owned facility, nearshoring as a strategic advantage, successful execution of our long-term strategy, our enhanced competitiveness in aerospace, defense, and other high-reliability markets, effects of restructuring and consolidating manufacturing facilities, sustained long-term health and growth, and optimism about customer pipeline. While this release is based on management’s best judgment and current expectations, actual results may differ materially from those expressed or implied and involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation: (1) commodity cost increases coupled with challenges in raising prices and/or customer pressure to reduce prices; (2) supply chain disruptions leading to shortages of critical components; (3) volatility in market conditions which may affect demand for the Company’s products; (4) increased competition and/or reduced demand; (5) changes in the reliability and efficiency of operating facilities or those of third parties; (6) risks related to the availability of labor; (7) the unanticipated loss of any key member of senior management; (8) geopolitical, economic, financial and business conditions including changing tariff environment; (9) the Company’s ability to steadily improve manufacturing output and product quality; (10) the impact of global health epidemics on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition; (11) challenges with customers with respect to moving production from one facility to another Company-owned facility or (12) financing cost increases and continued availability. Some of the above-mentioned factors are described in further detail in the section entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

Reconciliation of Generally Accepted Accounting Principles (“GAAP”) Measures to Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure used by management that we believe provides useful information to investors because it reflects ongoing performance excluding certain non-recurring items during comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation, and amortization can differ greatly between different organizations as a result of differing capital structures and tax strategies. EBITDA is defined as net income (loss) plus interest expense, plus income tax expense plus depreciation expense and amortization expense. EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Adjusted EBITDA reflects the impact of restructuring and non-recurring items. EBITDA and Adjusted EBITDA are not a measurement of our financial performance under GAAP and should not be considered an alternative to net sales or net income (loss), as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. EBITDA and Adjusted EBITDA have limitations as an analytical metric, and you should not consider it in isolation or as a substitute for analysis of our operating results as reported under GAAP.

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	THREE MONTHS ENDED		YEARS ENDED
	DECEMBER 31,		DECEMBER 31,
	2025	2024	2025	2024

Net sales	$30,313	$28,620	$118,365	$128,133
Cost of goods sold	25,247	25,798	100,359	111,411
Gross profit	5,066	2,822	18,006	16,722
Operating expenses
Selling	1,194	841	4,803	3,446
General and administrative	2,693	2,606	10,790	11,709
Research and development	278	298	1,172	1,191
Restructuring charges	-	304	266	571
Total operating expenses	4,165	4,049	17,031	16,917
Income (loss) from operations	901	(1,227)	975	(195)
Other expense
Interest expense	(220)	(196)	(964)	(744)
Income (loss) before income taxes	681	(1,423)	11	(939)
Income tax (benefit) expense	(216)	55	263	356
Net income (loss)	$897	$(1,478)	$(252)	$(1,295)

Net income (loss) per common share:
Basic (in dollars per share)	$0.32	$(0.54)	$(0.09)	$(0.47)
Weighted average number of common shares outstanding - basic (in shares)	2,786,134	2,756,943	2,776,680	2,755,041
Diluted (in dollars per share)	$0.31	$(0.54)	$(0.09)	$(0.47)
Weighted average number of common shares outstanding - diluted (in shares)	2,906,977	2,756,943	2,776,680	2,755,041

Other comprehensive income (loss)
Foreign currency translation	159	(310)	268	(445)
Comprehensive income (loss), net of tax	$1,056	$(1,788)	$16	$(1,740)

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2025 AND DECEMBER 31, 2024

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE DATA)

	DECEMBER 31, 2025	DECEMBER 31, 2024
ASSETS
Current assets:
Cash	$1,655	$916
Accounts receivable, less allowances of $161 and $196, respectively	16,998	14,875
Inventories, net	20,695	21,638
Contract assets	15,184	13,792
Prepaid assets and other assets	1,618	4,094
Total current assets	56,150	55,315
Property and equipment, net	5,203	6,232
Operating lease assets	7,016	8,139
Deferred tax assets	3,394	2,575
Other intangible assets, net	156	174
Total assets	$71,919	$72,435

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Line of credit	$7,000	$-
Accounts payable	12,809	11,582
Accrued payroll and commissions	1,822	1,841
Customer deposits	5,386	5,140
Current portion of operating leases	1,332	1,175
Current portion of finance lease obligations	274	143
Other accrued liabilities	1,221	1,547
Total current liabilities	29,844	21,428
Long-term liabilities:
Long-term line of credit	-	8,634
Long-term operating lease obligations, net of current portion	6,476	7,773
Long-term finance lease obligations, net of current portion	626	311
Other long-term liabilities	426	284
Total long-term liabilities	7,528	17,002
Total liabilities	37,372	38,430
Shareholders’ equity:
Preferred stock, $1 par value; 1,000,000 shares authorized; 250,000 shares issued and outstanding	250	250
Common stock - $0.01 par value; 9,000,000 shares authorized; 2,786,134 and 2,760,793 shares issued and outstanding, respectively	28	28
Additional paid-in capital	17,855	17,329
Accumulated other comprehensive loss	(709)	(977)
Retained earnings	17,123	17,375
Total shareholders’ equity	34,547	34,005
Total liabilities and shareholders’ equity	$71,919	$72,435

NORTECH SYSTEMS INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(IN THOUSANDS)

	YEARS ENDED DECEMBER 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(252)	$(1,295)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,288	1,738
Compensation on stock-based awards	503	461
Deferred taxes	(558)	(12)
Change in accounts receivable allowance	(35)	(162)
Change in inventory reserves	401	280
Gain on disposal of property and equipment	-	(23)
Changes in current operating items
Accounts receivable	(1,951)	4,405
Inventories	485	(400)
Contract assets	(1,393)	689
Prepaid expenses and other assets	2,482	(2,049)
Income taxes	(29)	(333)
Accounts payable	1,346	(3,956)
Accrued payroll and commissions	(30)	(2,289)
Customer deposits	244	1,071
Other accrued liabilities	242	(375)
Net cash provided by (used in) operating activities	2,743	(2,250)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	504	7
Purchases of property and equipment	(661)	(1,270)
Net cash used in investing activities	(157)	(1,263)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from line of credit	101,785	129,793
Payments to line of credit	(103,480)	(126,944)
Proceeds from notes payable	-	345
Principal payments on financing leases	(195)	(367)
Share repurchases	-	(100)
Stock award exercises	23	38
Net cash (used in) provided by financing activities	(1,867)	2,765

Effect of exchange rate changes on cash	20	(11)

Net change in cash	739	(759)
Cash - beginning of year	916	1,675
Cash - end of year	$1,655	$916

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

	THREE MONTHS ENDED DECEMBER 31,		YEARS ENDED DECEMBER 31,
	2025	2024	2025	2024

($ in thousands)
Net income (loss)	$897	$(1,478)	$(252)	$(1,295)
Interest	220	196	964	744
Taxes	(216)	55	263	356
Depreciation	298	333	1,270	1,649
Amortization	4	5	18	89
EBITDA	1,203	(889)	2,263	1,543
Restructuring charges	-	304	266	571
ADJUSTED EBITDA	$1,203	$(585)	$2,529	$2,114

There were no material adjustments to EBITDA in the quarter ended December 31, 2025. Adjustment to EBITDA for the year ended December 31, 2025 include ($ in thousands):

●	During the first quarter of 2025, we incurred $235 of severance charges for a February 2025 reduction in force to align staffing to our forecasted net sales and $31 of expenses related to our closed Blue Earth facility, which expense amount is not included in Adjusted EBITDA.

Adjustment to EBITDA in 2024 include ($ in thousands):

●	In connection with the Blue Earth facility closure, we incurred $304 and $571 of retention bonus and other expenses in the quarter and year ended December 31, 2024, respectively, which expense amount is not included in Adjusted EBITDA.

($ in millions)	Last Twelve Months (“LTM”) Ended in Quarter
	Q4 2022	Q1 2023	Q2 2023	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025
Net Sales	$134.1	$138.3	$140.8	$138.9	$139.3	$138.7	$137.5	$135.6	$128.1	$120.8	$117.6	$116.7	$118.4

Gross Profit $ - Adjusted	20.5	21.9	22.4	21.4	23.1	23.1	22.2	20.7	16.7	14.4	14.6	15.8	18.0
Gross Margin % - Adjusted	15.3%	15.8%	15.9%	15.4%	16.6%	16.6%	16.1%	15.3%	13.1%	11.9%	12.4%	13.5%	15.2%

EBITDA - Adjusted	$5.8	$6.7	$6.8	$6.0	$8.0	$8.1	$7.3	$5.9	$2.1	$(0.5)	$(0.4)	$0.7	$2.5

Contact

Andrew D. C. LaFrence

Chief Financial Officer and Senior Vice President of Finance

alafrence@nortechsys.com

952-345-2243